SEVERANCE AGREEMENT

         AGREEMENT made as of the 22nd day of December, 1997 by and between Sheffield Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 425 South Woodsmill Road, St Louis, Missouri 63017-3441 (the "Company"), and Douglas Eger residing at 4135 Ventura, Coconut Grove, Florida 33133 (the "Employee").

                                    RECITALS

         WHEREAS, the Company entered into an employment agreement dated as of October 1, 1995 with the Employee relating to the employment of the Employee as an executive officer of the Company, which employment (such employment agreement, as it may have been amended, being the Employment Agreement"); and

         WHEREAS, the Company and the Employee have agreed upon the terms of the Employee's resignation as an officer and an employee of the Company and desire to evidence such terms in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. RESIGNATION. The Employee hereby resigns as an officer of the Company and as Chairman of the Board of Directors of the Company effective as of the date hereof. The Employee hereby resigns as an employee of the Company and its subsidiaries effective as of January 1, 1998.

         2. SEVERANCE. The Company shall pay the Employee severance payments totaling $135,000 payable in six equal installments of $22,500 commencing with the first installment to be paid on January 31, 1998 and with each subsequent installment to be paid monthly thereafter on the last day of each calendar month. The Company shall deduct (and shall therefor not pay to the Employee) $2,500 from each such installment, which deducted amounts shall be applied to reduce outstanding amounts due to the Company under the promissory note of the Employee dated April 4, 1997 issued to the Company in the original principal amount of $80,000 (the "$80,000 Note"). The $2,500 deductions shall be applied first to the reduction of outstanding principal and then to the reduction of outstanding interest and any other amounts payable under the $80,000 Note. Company and Employee acknowledge that $80,000.00 principal amount and $ 4,593.97 of accrued interest remain outstanding under the $80,000 Note on the date hereof. In the event of the occurrence of a Change of Control, the remaining balance of the $135,000 in severance payments shall become immediately due and payable by the Company. As used in this paragraph, "Change of Control" means (i) the sale, lease, exchange or other transfer of all or substantially all (50% or more) of the consolidated assets of the Company to any person or entity or group of persons or entities acting in concert as a partnership or other group (a "Group of Persons") or (ii) the merger, consolidation or other business combination of the Company with or into another corporation with the effect that the shareholders of the Company immediately following the merger, consolidation or other business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving corporation of such merger, consolidation or other business combination having the right to vote in the election of directors. The Employee confirms that except as set forth in this Agreement, the Company has no obligations to make any payments to the Employee of any nature.

         3. NOTE SATISFACTION. (a) Employee agrees to tender and assign to the Company a stock certificate representing 10,200 shares of the Company's common stock within 10 days of the date hereof. Such certificate shall be freely tradeable (without transfer restrictions). Such stock certificate shall be delivered by Employee with stock powers executed in blank covering the shares represented by such certificate. The delivery of such stock certificate by Employee shall constitute the Employee's representation and warranty that the shares of common stock represented by such certificate are owned by the Employee free and clear of any liens or encumbrances. Upon the delivery of such stock certificate, the Employee's obligations under the promissory note of the Employee dated July 31, 1996 issued to the Company in the remaining principal amount of $20,000 shall be deemed satisfied in full.

                  (b) In the event that the Company fails to pay any installment of the severance payment when due under paragraph 2 above, the remaining amounts of principal and interest payable under the Note will automatically be reduced by 25% for each full ten (10) day period that such failure to timely pay continues after such due date.

         4. BOARD MEMBERSHIP. The Employee agrees not to seek election as a director of the Company at the next annual meeting of the stockholders of the Company. The Company acknowledges that the Employee is under no contractual obligation to continue as a director of the Company and has the right to resign as a director of the Company at any time.

         5. SATISFACTION OF EMPLOYMENT AGREEMENT. The Employee acknowledges that the Company has no further obligations to Employee under the Employment Agreement.

         6. AMENDMENT AND RESTATEMENT OF NOTE. Upon the execution of this Agreement by the Employee and the delivery of the stock certificate representing 10,200 shares of the Company's common stock pursuant to paragraph 3 above, the Company agrees to the amendment and restatement of the $80,000 Note, effective as of the date hereof, to provide (a) for the payment of the outstanding principal amount thereof (after the deductions from the severance payments pursuant to paragraph 2 above) in six equal installments on the last day of each March, June, September and December commencing September 30, 1998, together with accrued interest, with any remaining outstanding principal and accrued interest on the $80,000 Note becoming due and payable on December 31, 1999 (b) for default interest upon the failure to timely repay any amount payable by the Employee under the amended and restated $80,000 Note at an interest rate of 15% per annum and (c) prepayment of the $80,000 Note without prepayment penalty or premium. Except as provided in the preceding sentence, the $80,000 Note will remain unchanged. The Company agrees to promptly prepare and deliver to the Employee for his execution amended and restated $80,000 Note reflecting the above-mentioned amendments and the Employee agrees to promptly execute and return to the Company such amended and restated $80,000 Note.

         7. PLEDGE OF STOCK. Within 15 days of the date hereof, Employee will transfer 30,000 shares of freely tradeable (without transfer restrictions) common stock of the Company to an account with Merrill Lynch. At the time of such transfer, such shares shall be owned by the Employee free and clear of any liens or encumbrances. The Employee will execute a letter in the form attached hereto as Exhibit A, will cause an authorized representative of Merrill Lynch to execute such letter and shall deliver such letter (executed by the Employee and by an authorized officer on behalf of Merrill Lynch) within 15 days of the date hereof.

         8. CONFIDENTIALITY. (a) The Employee agrees to hold in a fiduciary capacity for the benefit of the Company and its subsidiaries all information developed or originated by the Company (or by the Employee on behalf of the Company) concerning the Company that is confidential or proprietary, including without limitation, financial, technology development and other business information, contracts, trade secrets and patent and trademark information ("Confidential Information"), and he shall not, at any time during the two year period following the date of this Agreement, use, disclose or divulge any Confidential Information to any person, firm, corporation or other entity other than to the Company and its subsidiaries or their respective designees.

                           (b)   Notwithstanding   anything   to  the   contrary
contained herein, the Employee's obligations under paragraph 8(a) hereof shall not apply to any information which:

                  (i) is or becomes available to the public other than as a result of wrongful disclosure by the Employee;

                  (ii) becomes available to the Employee subsequent to his employment by the Company on a nonconfidential basis from a source other than the Company or its agents which source has a right to disclose such information; or

                  (iii) results from research and development and/or commercial operations at any time by or on behalf of any person, company or other entity with which or with whom the Employee shall become associated (in a manner consistent with the terms of this Agreement) subsequent to his employment by the Company or its agents totally independent from any disclosure from the Company or its agents.

                           (c)   Notwithstanding   anything   to  the   contrary
contained in this paragraph 8, in the event that the Employee becomes legally compelled to disclose any Confidential Information, the Employee will provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Employee shall furnish only such Confidential Information which is legally required to be disclosed.

         9. INDEMNITY. The Company agrees to indemnify the Employee in the event that he is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Employee was an officer or director of the Company against all out-of-pocket expenses (including reasonable attorney's fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with the action or proceeding, PROVIDED that his actions did not involve willful misconduct or gross negligence. The Employee shall not settle any action or proceeding subject to indemnification under this paragraph 9 without the prior written consent of the Company, which consent shall not be unreasonably withheld.

         10. RELEASES. (a) The Employee hereby releases and discharges the Company and all of its directors, officers, employees, agents, subsidiaries and affiliates and its successors and assigns from any and all claims, actions, suits, debts, accounts, contracts, agreements, damages, judgments and demands whatsoever, in law or equity, that the Employee ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. Notwithstanding the foregoing, this release shall not apply to any rights that the Employee has under this Agreement. This release is irrevocable and may not be changed orally.

                  (b) The Company hereby releases and discharges the Employee and his successors and assigns from any and all claims, actions, suits, debts, accounts, contracts, agreements, damages, judgments and demands whatsoever, in law or equity, that the Company ever had, now has or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. Notwithstanding the foregoing, this release shall not apply to (i) any rights that the Company has under (i) this Agreement, (ii) the $80,000 Note and (iii) the Pledge Agreement dated April 4, 1997 made by the Employee to the Company. This release is irrevocable and may not be changed orally.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         12. MISCELLANEOUS. (a) The Company confirms that there are currently outstanding stock options evidenced by written agreements that provide the Employee with the right to acquire 500,000 shares of the Company's common stock, which agreements provide for a term of exercise of such options ending in 2002.

                  (b) The Employee confirms that he has consulted with his own attorney regarding his rights and obligations under this Agreement prior to executing this Agreement.

                  (c) If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner adverse to any party.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                 SHEFFIELD PHARMACEUTICALS, INC.


                                                 By:
                                                    ----------------------------
                                                    Loren G. Peterson, CEO



                                                    ----------------------------
                                                    DOUGLAS R. EGER

                                                          Exhibit A to Severance
                                                          Agreement

                         SHEFFIELD PHARMACEUTICALS,INC.
                          425 WOODSMILL ROAD, SUITE 270
                         ST. LOUIS, MISSOURI 63017-3441
                                 (314) 579-9899

                                                              [Date]
[MERRILL LYNCH]
[Address]
Attention: __________

                  You are hereby advised that Douglas R. Eger ("Eger") has granted Sheffield Pharmaceuticals, Inc. ("Sheffield") a first priority security interest in 30,000 shares of common stock, par value $.01 per share, of Sheffield ("Common Stock") held in his name in account no. ______________ (the "Eger Account") at [Merrill Lynch] ("Merrill Lynch") as security for a loan made by Sheffield to Eger.

                  By signing below, (i) you acknowledge that Merrill Lynch is a licensed broker-dealer and that Merrill Lynch holds at least ___________ shares of Common Stock in the Eger Account and that such shares are not, to your knowledge, subject to any lien or security interest (other than the security interest granted to Sheffield), (ii) you agree to evidence Sheffield's security interest in such 30,000 shares of Common Stock by appropriate notation in your books and records (iii) you agree not to sell or otherwise transfer such shares without prior written approval of Sheffield and (iv) you agree to transfer such shares upon receipt of written instructions of Sheffield in connection with Sheffield's enforcement of its security interest, which instructions shall state that Sheffield is exercising its rights in connection with a default by Eger in his obligation to repay certain indebtedness owed to Sheffield.

                                          Very truly yours,

                                          SHEFFIELD PHARMACEUTICALS, INC.

                                          By:
                                             -----------------------------------
                                             Judy Roeske Bullock
                                             Vice President and CFO

                                          ACKNOWLEDGED AND AGREED:


                                          --------------------------------------
                                         Douglas R. Eger

ACKNOWLEDGED AND AGREED:

[MERRILL LYNCH]


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